EXHIBIT 21
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                              EMPIRE MINERALS CORP.
                            (A Delaware Corporation)

                              LIST OF SUBSIDIARIES

     The following entities are direct or indirect subsidiaries of Empire Minerals Corp.:

     1. Empire Minerals Corp., a Nevada corporation ("Nevada Subsidiary"), is a wholly-owned subsidiary of Empire Minerals Corp., a Delaware corporation ("Company").

     2. The Nevada Subsidiary owns a 50% interest and has effective contractual control of Zhauyuan Empire Gold Co., Ltd., a Chinese joint venture.

     3. The Nevada Subsidiary owns a 70% interest (subject to future adjustment) of Empire (Tianjin) Resources Co., Ltd., a Chinese limited liability company.

     4. The Company has a contractual option to acquire majority ownership of Cuprum Resources Corp., a Panamanian corporation.